EXHIBIT 32

In connection with the quarterly report of Tsukuda-America Inc., (the Company) on form 10-Q for the fiscal quarter ended May 31, 2009 filed with the Securities Exchange Commission on the date hereof
(the Report) I John Petros the Principal Executive Financial and
Accounting Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that


(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

July 15, 2009

/s/ John Petros

John Petros, Chief Executive and Financial Officer